Exhibit 10.1

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into and made effective as of July 27, 2006, by and between Toray Industries, Inc. (“Seller”) and United Therapeutics Corporation (“Buyer”).

WHEREAS, the Seller desires to sell, assign, transfer and convey all of its right, title and interest in and to 766,666 shares (the “Shares”) of common stock, par value $0.01 per share, of the Buyer (the “Common Stock”) to the Buyer, and the Buyer desires to purchase the Shares, in each case, on the terms and subject to the conditions set forth in this Agreement.

WHEREAS, the Seller is the sole holder of all right, title and interest in and to the Shares.

NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Purchase and Sale of the Shares.  Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined below), the Seller shall assign, transfer and convey to the Buyer, and the Buyer shall receive and accept from the Seller (the “Transfer”), all of the Seller’s right, title and interest in and to the Shares.

(a)           At or prior to the Closing, the Seller shall deliver to the Bank of New York (“BONY”), Buyer’s transfer agent for the Common Stock the following:

(i)             Stock Certificate No. NY408 representing 666,666 shares of Common Stock , duly endorsed by an Authorized Individual (as defined below) or accompanied by stock powers duly executed by an Authorized Individual, for transfer to Buyer.  A Medallion Guarantee Stamp must be affixed to Stock Certificate No. NY688 if so endorsed, or to the accompanying stock powers, if provided.

(ii)            Stock Certificate No. NY688 representing 200,000 shares of Common Stock accompanied by a duly executed irrevocable letter of instruction to BONY in the form attached hereto as Exhibit A instructing BONY to (A) cancel Stock Certificate No. NY688 representing 200,000 shares of Common Stock of Buyer, (B) issue a new stock certificate to Seller representing 100,000 shares of Common Stock and (C) issue a new stock certificate to Buyer representing 100,000 shares of Common Stock.  A Medallion Guarantee Stamp must be affixed to the letter of instruction.

(iii)           A Corporate Resolution adopted by Seller’s board of directors dated within 6 months of the Closing Date naming the individuals who are authorized to transfer the Shares (the “Authorized Individuals”) and executed by an individual who is not named as an Authorized Individual.  The Seller’s corporate seal must be affixed to the Corporate Resolution. If the Seller does not have a corporate seal, the Corporate Resolution should so indicate.

Delivery of the items above shall be by overnight courier to BONY at the following address:

Raymond Poplasky

Assistant Vice President

The Bank of New York Stock Transfer Administration  Dept 11E

101 Barclay Street

New York, NY 10286

Tele. # 212-815-4357

Fax    # 212-815-4920

(b)         At the Closing, the Buyer shall deliver the Purchase Price (as defined below), by wire transfer of immediately available funds in accordance with the Seller’s written wire instructions delivered to Buyer at least three business days prior to the Closing.  The Purchase Price shall be $42,231,030 which represents (a) the average of the closing prices of the Common Stock for the 30 consecutive trading days during the period beginning on June 14, 2006 and ending on July 26, 2006 as reported by the NASDAQ National Market times (b) 766,666.

2.           Closing.  The completion of the Transfer and the payment of the Purchase Price by the Buyer (the “Closing”) shall occur at 10:00 a.m., local time, on July 28, 2006, or at such other date and time, and at such place as shall be mutually agreed upon by the Buyer and the Seller, either orally or in writing, subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 of this Agreement.  The date of the Closing is sometimes referred to in this Agreement as the “Closing Date.”

3.             Representations and Warranties of Seller.  To induce Buyer to enter into this Agreement, the Seller hereby represents and warrants to the Buyer that:

(a)           The Seller has the legal right, power and authority to enter into this Agreement and perform its obligations hereunder.

(b)           This Agreement has been duly executed by the Seller and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)           The execution and performance of this Agreement does not violate any law applicable to the Seller, conflict with any agreement to which the Seller is a party or is bound thereby, any court order or judgment addressed to the Seller, or the constituent documents of the Seller.

(d)           The Seller owns the Shares beneficially and of record, free and clear of all liens, claims, preemptive rights, pledges, charges, commitments, conditions, restrictions, encumbrances, proxies or voting or other agreements (collectively, “Liens”) and no other party has any ownership or other interests in and to the Shares.

(e)           The Seller will transfer to the Buyer on the Closing Date good and valid title to the Shares, free and clear of all Liens.

(f)            The Seller is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act and the Seller has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of its decision to sell the Shares.

(g)           The Seller acknowledges that it is not relying upon any representations or warranties or other disclosures, express or implied, whether prior to the date hereof or contemporaneous with the execution of this Agreement, of the Buyer or any of its advisors or representatives, except as provided in Section 4 hereof.  The Seller acknowledges that the Buyer is in possession of information regarding the Buyer and the Shares which has not been disclosed to the Seller that might be material to the Buyer’s decision to acquire the Shares and the Seller is capable of understanding and appreciating, and does understand and appreciate, the significance of such undisclosed information. The Seller represents that it will not pursue any claim against the Buyer based on or relating to the Buyer’s possession of such undisclosed information.  The Seller understands and agrees that the Buyer’s agreement to purchase the Shares from the Seller is conditioned on the Seller’s acknowledgments and representations set forth in this Section 3(g).

4.             Representations and Warranties of Buyer.  To induce Seller to enter into this Agreement, the Buyer hereby represents and warrants to the Seller that:

(a)           The Buyer has the legal right, power and authority to enter into this Agreement and perform its obligations hereunder.

(b)           The execution and performance of this Agreement does not violate any law applicable to the Buyer, conflict with any agreement to which the Buyer is a party or is bound thereby, any court order or judgment addressed to the Buyer, or the constituent documents of the Buyer.

(c)           This Agreement has been duly executed by the Buyer and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(d)           The Buyer acknowledges that it is not relying upon any representations or warranties or other disclosures, express or implied, whether prior to the date hereof or contemporaneous with the execution of this Agreement, of the Seller or any of its advisors or representatives, except as provided in Section 3 hereof.  The Buyer acknowledges that the Seller is in possession of information regarding the Seller which has not been disclosed to the Buyer that might be material to the Buyer’s decision to purchase the Shares and the Buyer is capable of understanding and appreciating, and does understand and appreciate, the significance of such undisclosed information. The Buyer represents that it will not pursue any claim against the Seller based on or relating to the Seller’s possession of such undisclosed information.  The Buyer understands and agrees that the Seller’s agreement to sell the Shares to the Buyer is conditioned on the Buyer’s acknowledgments and representations set forth in this Section 4(d).

5.             Conditions to the Seller’s Obligation to Close.  The obligation of the Seller to sell the Shares to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Seller’s sole benefit and may be waived by the Seller at any time in its sole discretion by providing the Buyer with prior written notice thereof: (a) the Buyer shall have delivered to the Seller the Purchase Price in accordance with Section 1; and (b) the representations and warranties of the Buyer shall be true, correct and complete in all respects as of the date when made and as of the Closing Date as though made at that time, and the Buyer shall have complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

6.             Conditions to The Buyer’s Obligation to Close.  The obligation of the Buyer to purchase the Shares from the Seller at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Seller with prior written notice thereof: (a) the Seller shall have delivered the Shares in accordance with Section 1; and (b) the representations and warranties of the Seller shall be true, correct and complete in all respects as of the date when made and as of the Closing Date as though made at that time, and the Seller shall have complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Seller at or prior to the Closing Date.

7.             Indemnification.

(a)           Survival.  The representations and warranties of the parties contained in this Agreement shall survive for a period of two years following the Closing Date and claims may be asserted with respect thereto to the extent permitted by this Section 7.  Any claim for indemnification for a breach of a representation or warranty not made on or prior to two years following the Closing Date will be irrevocably and unconditionally released and waived.  All of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled, unless and to the extent only that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance.

(b)           Indemnification.  Each party hereto shall indemnify and hold harmless (such indemnifying party, the “Indemnifying Party”) the other party and its respective directors, officers, employees, affiliates, stockholders, agents, attorneys, representatives and successor (collectively, the “Indemnified Parties”) harmless from and against any and all losses, liabilities, claims, demands, judgments, damages (excluding incidental, consequential and punitive damages except to the extent an Indemnified Party has been required to pay such damages to a third party), fines, suits, actions, costs and expenses (individually, a “Loss” and, collectively, “Losses”):  (i)  based upon or resulting from the failure of any of the representations or warranties made by the Indemnifying Party in this Agreement to be true and correct in all respects at and as of the date hereof and at and as of the Closing Date and (ii) based upon or resulting from the breach of any covenant contained herein on the part of the Indemnifying Party.

(c)           Indemnification Procedures.  A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.  In the event that any legal proceedings shall be instituted, or that any claim shall be asserted, by any third party in respect of which payment may be sought under this Section 7 ( an “Indemnification Claim”), the Indemnified Party shall promptly cause written notice of the assertion of any Indemnification Claim of which it has knowledge which is covered by this indemnity to be forwarded to the Indemnifying Party.  The failure of the Indemnified Party to give reasonably prompt notice of any Indemnification Claim shall not release, waive or otherwise affect the Indemnifying Party’s obligations with respect thereto except to the extent that the Indemnifying Party is materially prejudiced as a result of such failure.  The Indemnifying Party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which counsel must be reasonably satisfactory to the Indemnified Party, and to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against by it hereunder.  If the Indemnifying Party elects to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against by it hereunder, it shall within 30 days (or sooner, if the nature of the Indemnification Claim so requires) notify the Indemnified Party of its intent to do so.  If the Indemnifying Party elects not to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against hereunder, the Indemnified Party may defend against, negotiate, settle or otherwise deal with such Indemnification Claim.  If the Indemnifying Party shall assume the defense of any Indemnification Claim, the Indemnified Party may participate, at his or its own expense, in the defense of such Indemnification Claim; provided, however, that such Indemnified Party shall be entitled to participate in any such defense with separate counsel at the expense of the Indemnifying Party if:  (i) so requested by the Indemnifying Party to participate or (ii) in the reasonable opinion of the Indemnified Party, a conflict or potential conflict exists between the Indemnified Party and the Indemnifying Party that would make such separate representation advisable; and provided, further, that the Indemnifying Party shall not be required to pay for more than one such counsel (plus any appropriate local counsel) for all Indemnified Parties in connection with any Indemnification Claim.  The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Indemnification Claim.  Notwithstanding anything in this Section 7(c) to the contrary, neither the Indemnifying Party nor the Indemnified Party shall, without the written consent of the other party (such consent not to be unreasonably withheld or delayed), settle or compromise any Indemnification Claim or permit a default or consent to entry of any judgment unless the claimant and such party provide to such other party an unqualified release from all liability in respect of the Indemnification Claim.  Notwithstanding the foregoing, if a settlement offer solely for money damages is made by the applicable third party claimant, and the Indemnifying Party notifies the Indemnified Party in writing of the Indemnifying Party’s willingness to accept the settlement offer and pay the amount called for by such offer, and the Indemnified Party declines to accept such offer, the Indemnified Party may continue to contest such Indemnification Claim, free of any participation by the Indemnifying Party, and the amount of any ultimate liability with respect to such Indemnification Claim that the Indemnifying Party has an obligation to pay hereunder shall be limited to the lesser of (A) the amount of the settlement offer that the Indemnified Party declined to accept plus the Losses of the Indemnified Party relating to such Indemnification Claim through the date of its rejection of the settlement offer or (B) the aggregate Losses of the Indemnified Party with respect to such Indemnification Claim.  If the Indemnifying Party makes any payment on any Indemnification Claim, the Indemnifying Party shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnified Party to any insurance benefits or other claims of the Indemnified Party with respect to such Indemnification Claim.  After any final decision, judgment or award shall have been rendered by a governmental body of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the Indemnified Party and the Indemnifying Party shall have arrived at a mutually binding agreement with respect to an Indemnification Claim hereunder, the Indemnified Party shall forward to the Indemnifying Party notice of any sums due and owing by the Indemnifying Party pursuant to this Agreement with respect to such matter, and the Indemnifying Party shall promptly pay such sums to the Indemnified Party or Indemnified Parties, as the case may be.

8.             Further Acts.  Each party shall do and perform all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement.

9.             Entire Agreement.  This Agreement and the documents referenced herein constitute the entire agreement among the parties hereto with respect to the subject matter hereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein.  This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

10.           Miscellaneous.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, may not be assigned by one party without the consent of the other party and may not be amended except in a writing signed by both parties hereto.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

11.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together will constitute one and the same instrument.

The parties have executed this Agreement effective as of the date first written above.

TORAY INDUSTRIES, INC.

By:	/s/ Masaaki Fushimi
Name: Masaaki Fushimi
Title: General Manager, Finance Dept.

UNITED THERAPEUTICS CORPORATION

By:	/s/ Paul Mahon
Name: Paul Mahon
Title: Executive Vice-President and
General Counsel

EXHIBIT A

July 28, 2006

Raymond Poplasky

Assistant Vice President

The Bank of New York Stock Transfer Administration  Dept 11E

101 Barclay Street

New York, NY 10286

Re:          United Therapeutics Corporation

Ladies and Gentlemen:

Toray Industries, Inc. (“Toray”) has agreed to sell to United Therapeutics Corporation (the “Company”), and the Company has agreed to purchase from Toray, 766,666 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

In connection with the sale of the shares described above, you are hereby authorized and instructed, as registrar and transfer agent for the Common Stock to:

1.                  Cancel Stock Certificates No. NY408 representing 666,666 shares of Common Stock and No. NY688 representing 200,000 shares of Common Stock, which Certificates are delivered herewith;

2.                  Issue and register an aggregate of 766,666 shares of Common Stock in the name of, or at the direction of, the Company and deliver such shares to the Company in accordance with the Company’s instructions therefor; and

3.                  Issue and register an aggregate of 100,000 shares of Common Stock in the name of Toray Industries, Inc. and deliver a physical stock certificate representing such shares to the following address:

[Insert address]

Toray Industries, Inc.

By:

Its:

Signature Guaranteed By: